As filed with the Securities and Exchange Commission on December 14, 2010

Registration No.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAWAIIAN TELCOM HOLDCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	16-1710376
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1177 Bishop Street

Honolulu, Hawaii 96813

(Address of Principal Executive Offices)

Hawaiian Telcom 2010 Equity Incentive Plan

(Full Title of the Plans)

John T. Komeiji
Senior Vice President & General Counsel
Hawaiian Telcom Holdco, Inc.
1177 Bishop Street, Honolulu, Hawaii 96813

(808) 546-4511

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brett Cooper

Orrick, Herrington & Sutcliffe LLP

405 Howard Street, San Francisco, California 94105-2669

(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,400,000 shares	$16.00	$22,400,000	$1,598

(1)          Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of the Registrant’s Common Stock that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)          Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.00 per share, the book value per share as November 1, 2010, since the Registrant’s Common Stock is not yet actively traded.

EXPLANATORY NOTE

This Registration Statement registers shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Hawaiian Telcom Holdco, Inc., a Delaware corporation (the “Company” or the “Registrant”), issuable under the Hawaiian Telcom 2010 Equity Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.**

Item 2. Registrant Information and Employee Plan Annual Information.**

**  The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan, covered by this Registration Statement, in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act are incorporated by reference in this Registration Statement:

(a)           The Company’s Registration Statement on Form 10-12G (File No. 000-54196) filed with the Commission on November 16, 2010, including any amendment or report filed for the purpose of updating the description of the Company’s Common Stock set forth therein; and

(b)           The Company’s Current Report on Form 8-K, filed with the Commission on December 13, 2010.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the Plan are available without charge to participants by contacting the Secretary, Hawaiian Telcom Holdco, Inc., 1177 Bishop Street, Honolulu, Hawaii 96813 (telephone number: (808) 546-4511).

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Inapplicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete copy of the General Corporation Law of the State of Delaware, or DGCL, and the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”).

The Restated Certificate provides that none of its directors shall be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL.  The effect of this provision is to eliminate the Company’s rights, and its stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director.  This provision does not limit or eliminate the Company’s right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care.  In addition, the Restated Certificate provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  These provisions do not alter the liability of directors under federal or state securities laws.  The Restated Certificate and the Company’s by-laws also include provisions for the indemnification of the Company’s directors and officers to the fullest extent permitted by Section 145 of the DGCL.

The Company has obtained insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit Number	Name

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54196), filed on November 16, 2010).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1

Hawaiian Telcom 2010 Equity Incentive Plan, effective October 29, 2010 (incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54196), filed on November 16, 2010).

Item 9.    Undertakings.

(a)                 The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii on the 14th day of December 2010.

HAWAIIAN TELCOM HOLDCO, INC.

By:	/s/ Eric K. Yeaman
Eric K. Yeaman
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Registrant, in connection with the registration by the Registrant of shares of its common stock or other interests to be issued pursuant to the Hawaiian Telcom 2010 Equity Incentive Plan, as amended and restated, hereby constitutes and appoints each of Eric K. Yeaman, Robert F. Reich and John T. Komeiji, with full power to each to act alone, and any successor to the office held by each, the undersigned’s true and lawful attorney-in-fact and agent on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to execute and file with the SEC this Registration Statement or other appropriate form, together with all amendments, including post-effective amendments, supplements, and any other documents required to be filed with respect thereto with any regulatory authority, granting unto such attorneys full authority to perform each act to effectuate the same.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric K. Yeaman
Eric K. Yeaman	President, Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2010

/s/ Robert F. Reich	Senior Vice President and Chief	December 14, 2010
Robert F. Reich	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Kurt M. Cellar
Kurt M. Cellar	Director	December 14, 2010

/s/ Warren H. Haruki
Warren H. Haruki	Director	December 14, 2010

/s/ Richard A. Jalkut
Richard A. Jalkut	Director	December 14, 2010

/s/ Steven C. Oldham
Steven C. Oldham	Director	December 14, 2010

/s/ Bernard R. Phillips III
Bernard R. Phillips III	Director	December 14, 2010

/s/ Walter A. Dods, Jr.	Director	December 14, 2010
Walter A. Dods, Jr.

EXHIBIT INDEX

Exhibit Number	Name

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54196), filed on November 16, 2010).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1

Hawaiian Telcom 2010 Equity Incentive Plan, effective October 29, 2010 (incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form 10-12G (File No. 000-54196), filed on November 16, 2010).